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                                                                     Exhibit 5.2

                    [LETTERHEAD OF GRAHAM, CURTIN & SHERIDAN]

                           A Professional Association
                              4 Headquarters Plaza
                                  P.O. Box 1991
                        Morristown, New Jersey 07962-1991
                                  973-292-1700
                                Fax 973-292-1767


                                  July 3, 2003


Trump Casino Holdings, LLC
Trump Casino Funding, Inc.
1000 Boardwalk
Atlantic City, New Jersey 08401

         Re: Registration Statement on Form S-4
             (File No. 333-104916)

Dear Sirs:

         We have acted as special counsel in the State of New Jersey to Trump Casino Holdings, LLC, a Delaware limited liability company ("TCH"), and Trump Casino Funding, Inc., a Delaware corporation ("Funding" and, together with TCH, the "Issuers") and the Guarantors identified below in connection with various legal matters relating to the filing of a Registration Statement on Form S-4 (File No. 333-104916) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) up to $425,000,000 principal amount of 11e% First Priority Mortgage Notes due 2010 (the "First Priority Exchange Notes"), (ii) up to $50,000,000 principal amount of 17e% Second Priority Mortgage Notes due 2010 (the "Second Priority Exchange Notes") and (iii) the joint and several guarantees of the First Priority Exchange Notes and the Second Priority Exchange Notes by the Guarantors (collectively, the "Guarantees"). Pursuant to the Registration Statement, the Issuers are offering, in two concurrent exchange offers, First Priority Exchange Notes for an equal principal amount of their outstanding 11e% First Priority Mortgage Notes due 2010 (the "Original First Priority Notes"), and Second Priority Exchange Notes for an equal principal amount of their outstanding 17e% Second Priority
Mortgage Notes due 2010 (the "Original Second Priority Notes" and,

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Trump Casino Holdings, LLC
Trump Casino Funding, Inc.
July 3, 2003
Page 2

together with the Original First Priority Notes, the "Original Notes"), each originally issued and sold in reliance upon an exemption from registration under the Securities Act.

         The Original First Priority Notes were issued under, and the First Priority Exchange Notes are to be issued under, an indenture (the "First Note Indenture") dated as of March 25, 2003, by and among the Issuers, U.S. Bank National Association, as trustee, and Trump Marina Associates, L.P., a New Jersey limited partnership, Trump Marina, Inc., a New Jersey corporation, Trump Indiana, Inc., a Delaware corporation, Trump Indiana Realty, LLC, a Delaware limited liability company, THCR Management Holdings, LLC, a Delaware limited liability company, and THCR Management Services, LLC, a Delaware limited liability company, as guarantors (collectively, the "Guarantors"). The Original Second Priority Notes were issued under, and the Second Priority Exchange Notes are to be issued under, an indenture (the "Second Note Indenture") dated as of March 25, 2003, by and among the Issuers, U.S. Bank National Association, as trustee, and the Guarantors. The First Priority Exchange Notes and the Second Priority Exchange Notes are collectively referred to herein as the "Exchange Notes" and the First Note indenture and the Second Note Indenture are collectively referred to herein as the "Indentures." The exchanges will be made pursuant to exchange offers contemplated by the Registration Statement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

         A copy of this opinion letter is being provided to LeBoeuf, Lamb, Greene & MacRae, L.L.P. with the understanding that LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely upon this opinion letter in providing its opinion relating to the validity of the Exchange Notes to be filed as an exhibit to the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trump Marina Associates, L.P. ("Marina Associates") and Trump Marina, Inc. ("TMI") and such documents, corporate records, certificates or other instruments as in our judgment were necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon certificates of public officials, certificates and statements (including representations and warranties as to facts set forth in any of the documents referred to herein) of officers of Marina Associates and TMI and such other documents as we have deemed necessary or appropriate for this opinion. In such examination, we have assumed the accuracy of all documents and information furnished to us, the genuineness of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, conformed or photostatic copies, as well as the genuineness of all signatures on all such documents.

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Trump Casino Holdings, LLC
Trump Casino Funding, Inc.
July 3, 2003
Page 3

         We have made such examination of New Jersey law as we have deemed relevant for the purpose of this opinion, but we have not made an independent review of federal law or the laws of any other state or foreign jurisdiction. Accordingly, we express no opinion as to federal law or the laws of any other state or foreign jurisdiction, and this opinion is confined to such matters as are governed solely by New Jersey law.

         Based on the foregoing and subject to the qualifications and assumptions herein set forth, we are of the opinion that:

              1. The execution and delivery of the Indentures have been duly authorized by Marina Associates and TMI, and each of the Indentures constitutes the valid and binding obligation of Marina Associates and TMI.

              2. The Guarantees have been duly authorized by Marina Associates and TMI and, when duly executed by the proper officers of Marina Associates and TMI, will constitute the valid and binding obligation of Marina Associates and TMI.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

         We hereby consent to being named in the Registration Statement, and the prospectus included therein as counsel who are passing upon certain legal matters with respect to the issuance of the Exchange Notes and to the reference to our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. We also hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consents, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                              Very truly yours,



                                              GRAHAM, CURTIN & SHERIDAN
                                              A Professional Association

cc:  LeBoeuf, Lamb, Greene & MacRae, L.L.P.